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EXHIBIT 10.1

NCS HEALTHCARE, INC.
2000 PERFORMANCE PLAN

1. PURPOSE

         The NCS HealthCare, Inc. 2000 Performance Plan, as the same may be amended (the "Plan"), is designed to foster the long-term growth and performance of the Company by: (a) enhancing the Company's ability to attract and retain highly qualified employees and (b) motivating its Directors and employees to serve and promote the long-term interests of the Company and its stockholders through stock ownership and performance-based incentives. To achieve this purpose, the Plan provides authority for the grant of Stock Options, Restricted Stock, Stock Equivalent Units, Stock Appreciation Rights, Cash Awards and other stock and performance-based incentives.

2. DEFINITIONS

         (a) "AFFILIATE" means the same definition as under Rule 12b-2 under the Exchange Act.

         (b) "AWARD" means the grant of Stock Options, Restricted Stock, Stock Equivalent Units, Stock Appreciation Rights, Cash Awards, and other stock and performance-based incentives under this Plan.

         (c) "AWARD AGREEMENT" means any agreement between the Company and a Participant that sets forth terms, conditions, and restrictions applicable to an Award.

         (d) "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         (e) "CASH AWARD" is defined in Section 6(b)(iv).

         (f) "CHANGE IN CONTROL" means, at any time after the date of the adoption of this Plan, the occurrence of any one or more of the following:

                  (i) Any Person (other than any employee benefit plan or employee stock ownership plan of the Company, or any Person organized, appointed, or established by the Company, for or pursuant to the terms of any such plan), alone or together with any of its Affiliates, becomes the Beneficial Owner of 20% or more of the total outstanding voting power of the Company, as reflected by the power to vote in connection with the election of Directors, or commences or publicly announces an intent to commence a tender offer or exchange offer the consummation of which would result in the Person becoming the Beneficial Owner of 20% or more of the total outstanding voting power of the Company as reflected by the power to vote in connection with the election of Directors. For purposes of this Section 2(f)(i), the term "Person" means a person as defined by Section 13(d)(3) of the Exchange Act, and the term "Beneficial Owner" means a beneficial owner as defined by Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act.

                  (ii) At any time during a period of 24 consecutive months, individuals who were Directors at the beginning of the period no longer constitute a majority of the members of the Board of Directors, unless the election, or the nomination for election by the Company's stockholders, of each Director who was not a Director at the beginning of the period is approved by at least a majority of the Directors who are in office at the time of the election or nomination and were either Directors at the beginning of the period or are Continuing Directors.

                  (iii) A record date is established for determining stockholders entitled to vote upon (A) a merger or consolidation of the Company with another corporation (which is not an affiliate of the Company) in which the Company is not the surviving or continuing corporation or in which all or part of the outstanding capital stock of the Company is to be converted into or exchanged for cash, securities, or other property, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) the dissolution or liquidation (but not partial liquidation) of the Company.



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         (g) "CLASS B COMMON STOCK" means the shares of Class B Common Stock, without par value, of the Company, including authorized and unissued shares of Class B Common Stock.

         (h) "CODE" means the Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.

         (i) "COMMITTEE" means the Human Resources Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors or the Human Resources Committee authorizes to administer all or any aspect of this Plan.

         (j) "CLASS A COMMON STOCK" means the shares of Class A Common Stock, without par value, of the Company, including authorized and unissued shares of Class A Common Stock and shares of Class A Common Stock held in treasury.

         (k) "COMPANY" means NCS HealthCare, Inc., a Delaware corporation, and its direct and indirect subsidiaries.

         (l) "CONTINUING DIRECTOR" means a Director who was a Director prior to a Change in Control or was recommended or elected to succeed a Continuing Director by a majority of the Continuing Directors then in office.

         (m) "DIRECTOR" means a director of NCS HealthCare, Inc.

         (n) "EXCHANGE ACT" means the Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

         (o) "FAIR MARKET VALUE" of Class A Common Stock means the value of the Class A Common Stock determined by the Committee, or pursuant to rules established by the Committee on a basis consistent with regulations under the Code.

         (p) "INCENTIVE STOCK OPTION" means a Stock Option that meets the requirements of Section 422 of the Code.

         (q) "NOTICE OF AWARD" means any notice by the Committee to a Participant that advises the Participant of the grant of an Award or sets forth terms, conditions, and restrictions applicable to an Award.

         (r) "PARTICIPANT" means any person to whom an Award has been granted under this Plan.

         (s) "PERFORMANCE OBJECTIVES" means the achievement of performance objectives, the outcomes of which are substantially uncertain when set, established pursuant to this Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the subsidiary, division, department or function within the Company in respect of which the Participant performs services. Any Performance Objectives applicable to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code (the "Performance-Based Exception") shall be limited to specified levels of or increases in the Company's, or subsidiary's, or division's, or department's, or function's return on equity, earnings per share, total earnings, earnings growth, return on capital, operating measures (including, but not limited to, operating margin and operating costs) return on assets, or increase in the Fair Market Value of the Class A Common Stock. Except in the case of such an Award intended to qualify as Performance-Based Compensation, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Before any payment of Performance-Based Compensation, the Committee shall certify that the Performance Objectives and any other material terms were in fact satisfied.

         The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Objectives; provided, however, that Awards which are designed to qualify for the


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Performance-Based Exception, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

         In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

         (t) "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a governmental authority.

         (u) "RESTRICTED STOCK" means an Award of Common Stock that are subject to restrictions or risk of forfeiture.

         (v) "RULE 16b-3" means Rule 16b-3 under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.

         (w) "STOCK APPRECIATION RIGHT" is defined in Section 6(b)(i).

         (x) "STOCK AWARD" is defined in Section 6(b)(ii).

         (y) "STOCK EQUIVALENT UNIT" means an Award that is valued by reference to the value of the Class A Common Stock.

         (z) "STOCK OPTION" is defined in Section 6(b)(iii).

3. ELIGIBILITY

         All Directors and employees of the Company and its Affiliates are eligible for the grant of Awards. The selection of any such persons to receive Awards will be within the discretion of the Committee. More than one Award may be granted to the same person.

         Notwithstanding the foregoing, any individual who renounces in writing any right that he or she may have to receive Awards under the Plan shall not be eligible to receive any Awards hereunder.

4. CLASS A COMMON STOCK AVAILABLE FOR AWARDS; ADJUSTMENT

         (a) Number of Shares of Common Stock. The aggregate amount of Class A Common Stock that may be subject to Awards, including Stock Options, granted under this Plan during the term of this Plan will be equal to Two Million (2,000,000) shares of Class A Common Stock, subject to any adjustments made in accordance with the terms of this Section 4.

         The assumption of obligations in respect of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the amount of Class A Common Stock available in any fiscal year for the grant of Awards under this Plan.

         Class A Common Stock subject to an Award that is forfeited, terminated, or canceled without having been exercised (other than Class A Common Stock subject to a Stock Option that is canceled upon the exercise of a related Stock Appreciation Right) will again be available for grant under this Plan, without reducing the amount of Class A Common Stock available in any fiscal year for grant of Awards under this Plan. In addition, any Class A Common Stock which is retained to satisfy a Participant's withholding tax obligations or which is transferred to the Company by a Participant to satisfy such obligations or to pay all or any portion of the exercise price of the Award in accordance with the terms of the Plan, the Award Agreement or the Notice of Award, may be made available for reoffering under the Plan to any Participant.



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         (b) No Fractional Shares of Class A Common Stock. No fractional shares of Class A Common Stock will be issued, and the Committee will determine the manner in which the value of fractional shares of Class A Common Stock will be treated.

         (c) Adjustment. In the event of any change in the Class A Common Stock by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, including any transaction described under Section 424(a) of the Code, or in the event of a stock dividend, stock split, or distribution to stockholders (other than normal cash dividends), the Committee will have authority to adjust, in any manner that it deems equitable, the number and class of shares of Class A Common Stock that may be issued under this Plan, the number and class of shares of Class A Common Stock subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the Class A Common Stock and other value determinations applicable to outstanding Awards, including as may be allowed or required under Section 424(a) of the Code.

5. ADMINISTRATION

         (a) Committee. This Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to: (i) select the eligible persons who will receive Awards, (ii) grant Awards, (iii) determine the number and types of Awards to be granted to eligible persons, (iv) determine the terms, conditions, vesting periods, and restrictions applicable to Awards, including timing and price, (v) adopt, alter, and repeal administrative rules and practices governing this Plan, (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, including, where applicable, determining the method of valuing any Award and certifying as to the satisfaction of such Awards, (vii) prescribe the forms of any Notices of Award, Award Agreements, or other instruments relating to Awards, and (viii) otherwise supervise the administration of this Plan.

         (b) Delegation. The Committee may delegate any of its authority to any other person or persons that it deems appropriate.

         (c) Decisions Final. All decisions by the Committee, and by any other Person or Persons to whom the Committee has delegated authority, to the extent permitted by law, will be final and binding on all Persons.

         (d) No Liability. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

6. AWARDS

         (a) Grant of Awards. The Committee will determine the type or types of Awards to be granted to each Participant and will set forth in the related Notice of Award or Award Agreement and the terms, conditions, vesting periods, and restrictions applicable to each Award. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company, whether or not granted under this Plan; without limiting the foregoing, if a Participant pays all or part of the exercise price or taxes associated with an Award by the transfer of Class A Common Stock or the surrender of all or part of an Award (including the Award being exercised), the Committee may, in its discretion, grant a new Award to replace the Class A Common Stock that was transferred or the Award that was surrendered. The Company may assume obligations in respect of awards granted by any Person acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

         (b) Types of Awards. Awards may include, but are not limited to, the following:

                  (i) Stock Appreciation Right means a right to receive a payment, in cash or Class A Common Stock, equal to the excess of (A) the Fair Market Value, or other specified valuation, of a specified number of Class A Common Stock on the date the right is exercised over (B) the Fair Market Value, or other specified valuation, of such Class A Common Stock on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the occurrence of certain events, such as a Change in Control of the Company, or may be unconditional, as determined by the Committee.



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                  (ii) Stock Award means an Award that is made in Class A Common
Stock, Restricted Stock, or Stock Equivalent Units or that is otherwise based on, or valued in whole or in part by reference to, the Class A Common Stock. All or part of any Stock Award may be subject to conditions, restrictions, and risks of forfeiture, as and to the extent established by the Committee. Stock Awards may be based on the Fair Market Value of the Class A Common Stock, or on other specified values or methods of valuation, as determined by the Committee.

                  (iii) Stock Option means a right to purchase a specified amount of Class A Common Stock, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Stock Option that does not qualify as an Incentive Stock Option. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code and regulations promulgated thereunder, including the requirement that the aggregate Fair Market Value of the Common Stock with respect to which the Incentive Stock Option first becomes exercisable in any calendar year shall not exceed $100,000 (measured as of the effective date of the award of an Incentive Stock Option). If any Incentive Stock Option granted under the Plan would cause such dollar limits to be exceeded, then the excess portion of such Incentive Stock Option shall become exercisable in the next or succeeding calendar year in which its exercisability would not violate the dollar limitations. The exercise price of a Stock Option that does not qualify as an Incentive Stock Option may be more or less than the Fair Market Value of the Common Stock on the date the Stock Option is granted.

                  (iv) Cash Award means an award denominated in cash. All or part of any Cash Award may be subject to conditions established by the Committee, including but not limited to future service with the Company or the achievement of the Performance Objectives.

         (c) Limits on Awards. The maximum aggregate amount of Class A Common Stock (i) for which Stock Options may be granted, and (ii) with respect to which Stock Appreciation Rights may be granted, to any particular employee during any calendar year during the term of this Plan is 300,000 shares, subject to adjustment in accordance with Section 4(c) hereof. The maximum aggregate amount of cash which may be granted or awarded to any particular employee during any calendar year during the term of this Plan is $500,000.

7. DEFERRAL OF PAYMENT

         With the approval of the Committee, the delivery of the Class A Common Stock, cash, or any combination thereof subject to an Award may be deferred, either in the form of installments or a single future delivery. The Committee may also permit selected Participants to defer the receipt of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. Deferred amounts may, to the extent permitted by the Committee, be credited as cash or Stock Equivalent Units. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents on Stock Equivalent Units.

8. PAYMENT OF EXERCISE PRICE

         The exercise price of a Stock Option (other than an Incentive Stock Option) and any Stock Award for which the Committee has established an exercise price may be paid in cash, by the transfer of Class A Common Stock, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Class A Common Stock, or by a combination of these methods, as and to the extent permitted by the Committee but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

         In the event Class A Common Stock that is Restricted Stock is used to pay the exercise price of a Stock Award, that amount of the Class A Common Stock issued upon the exercise of the Award equal to the amount of Class A Common Stock that is Restricted Stock that has been used to pay the exercise price will be subject to the same restrictions as the Restricted Stock.

9. TAXES ASSOCIATED WITH AWARD



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         Prior to the payment of an Award or upon the exercise or release thereof, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award (other than an Incentive Stock Option) in cash, by the transfer of Class A Common Stock, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods. The Committee may permit a Participant to pay any or all taxes associated with an Incentive Stock Option in cash, by the transfer of Class A Common Stock, or by a combination of these methods or by any other method which does not disqualify the option as an Incentive Stock Option under applicable provisions of the Code.

10. TERMINATION OF EMPLOYMENT

         If the employment of a Participant terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee or as specified in the particular Award Agreement or Notice of Award. Such rules may provide, as the Committee deems appropriate, for the expiration, continuation, or acceleration of the vesting of all or part of the Awards.

11. TERMINATION OF AWARDS UNDER CERTAIN CONDITIONS

         The Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of this Plan or with any Notice of Award or Award Agreement or if the Participant, without the prior written consent of the Company, engages in any of the following activities:

                  (i) Renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company.

                  (ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company's business any confidential information or material relating to the Company, whether acquired by the Participant during or after employment with the Company, in a fashion or with a result that the Committee, in its judgment, deems is or may be injurious to the best interests of the Company.

         The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Notice of Award or Award Agreement and has not engaged in any activities referred to in clauses (i) and (ii) above.

12. CHANGE IN CONTROL

         In the event of a Change in Control of the Company, unless and to the extent otherwise determined by the Board of Directors, (i) all Stock Appreciation Rights and Stock Options then outstanding will become fully exercisable as of the date of the Change in Control; (ii) all restrictions and conditions applicable to Restricted Stock and other Stock Awards will be deemed to have been satisfied as of the date of the Change in Control, and (iii) all Cash Awards shall be released and/or deemed to have been fully earned as of the date of the Change in Control. Any such determination by the Board of Directors that is made after the occurrence of a Change in Control will not be effective unless a majority of the Directors then in office are Continuing Directors and the determination is approved by a majority of the Continuing Directors.

13. AMENDMENT, SUSPENSION, OR TERMINATION OF THIS PLAN; AMENDMENT OF OUTSTANDING AWARDS

         (a) Amendment, Suspension, or Termination of this Plan. The Board of Directors may amend, suspend, or terminate this Plan at any time; provided, however, that in no event, without the approval of the Company's stockholders, shall any action of the Committee or the Board of Directors result in:

                  (i) Increasing, except as provided in Section 4(c) hereof, the maximum amount of Class A Common Stock that may be subject to Awards granted under the Plan; or



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                  (ii) Making any change which would cause any option granted under the Plan as an Incentive Stock Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code; or

                  (iii) Making any change which would eliminate the exemption provided by Rule 16b-3 for this Plan and for Awards granted under this Plan.

         (b) Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

14. AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES

         To the extent that the Committee deems appropriate to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending this Plan, (i) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those established under this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

15. NONASSIGNABILITY

         Unless otherwise determined by the Committee, (i) no Award granted under the Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, and (ii) an Award granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant.

16. GOVERNING LAW

         The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Delaware.

17. NO RIGHTS AS EMPLOYEES/STOCKHOLDERS

         Nothing in the Plan or in any Award Agreement or Notice of Award shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate, or to serve as a member of the Board of Directors or to be entitled to receive any remuneration or benefits not set forth in the Plan or such Award Agreement or Notice of Award, or to interfere with or limit either the right of the Company or an Affiliate to terminate the employment of such Participant at any time or the right of the stockholders of the Company to remove him or her as a member of the Board of Directors with or without cause. Nothing contained in the Plan or in any Award Agreement or Notice of Award shall be construed as entitling any Participant to any rights of a stockholder as a result of the grant of an Award until such time as Class A Common Stock is actually issued to such Participant pursuant to the exercise of a Stock Option, Stock Appreciation Right or other Stock Award.

18. EFFECTIVE AND TERMINATION DATES

         (a) Effective Date. This Plan was approved by the Board of Directors on September 29, 2000 and becomes effective upon adoption by the affirmative vote of the holders of a majority of the voting power of the Company represented by the Class A Common Stock and the Class B Common Stock, represented in person or by proxy, at any annual or special meeting of stockholders at which a quorum is present. The Plan shall be deemed to be adopted on the date of such stockholder meeting.

         (b) Termination Date. This Plan will continue in effect until midnight on November 1, 2010; provided, however, that Awards granted on or before that date may extend beyond that date and restrictions and other terms and conditions imposed on Restricted Stock or any other Award granted on or before that date may extend beyond such date.